UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2024

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Equity Distribution Agreement

On October 24, 2024, Senseonics Holdings, Inc. (the “Company”) entered into a letter agreement (the “Amendment”) amending that certain equity distribution agreement, dated August 10, 2023 (the “Equity Distribution Agreement”), with Goldman Sachs & Co. LLC (“Goldman Sachs”), pursuant to which the Company may offer and sell shares of its common stock from time to time pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-273882) filed with the Securities and Exchange Commission (“Shelf Registration Statement”). To date, the Company has issued and sold an aggregate of $4,768,600 of common stock pursuant to the Equity Distribution Agreement, including the sale of $4,405,617 of common stock after June 30, 2024. As amended, the Equity Distribution Agreement permits the Company to issue and sell up to $55 million of common stock from time to time in the at-the-market offering through Goldman Sachs, acting as its agent.

The offering of the Company’s common stock under the Equity Distribution Agreement is being made pursuant to the Company’s Shelf Registration Statement, as supplemented by a prospectus supplement, dated October 24, 2024. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Registered Direct Offering and Concurrent Private Placement of Warrants

On October 24, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell (i) in a registered direct offering (the “Registered Direct Offering”) an aggregate of 45,714,286 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) in a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offering”), warrants to purchase an aggregate of 45,714,286 shares of Common Stock (the “Warrants”). The combined purchase price of each share of Common stock and accompanying Warrant is $0.35 per share.

The Common Stock will be sold in combination with an accompanying Warrant to purchase one share of common stock, for each share of Common Stock sold. The Shares and the Warrants are immediately separable and will be issued separately. The Warrants will have an exercise price of $0.35 per share, will be non-exercisable for the first six months after issuance and will expire five years from the date of initial exercisability.

The gross proceeds to the Company from the Offering are expected to be approximately $16 million (excluding up to $16 million of aggregate gross proceeds that may be received in the future upon the cash exercise of the Warrants issued in the Private Placement), before deducting placement agent fees and other offering expenses payable by the Company.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The Company has also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) within 30 days providing for the resale by the Purchasers of the shares issuable upon exercise of the Warrants.

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.5% of the gross proceeds received in the Offering and for certain expenses incurred by the Placement Agent in connection with the Offering.

The Offering is expected to close on or about October 28, 2024, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Offering primarily for working capital and general corporate purposes. In addition, the Company may also use a portion of the net proceeds from the Offering to repay borrowings on its outstanding 5.25% Convertible Senior Notes due 2025.

The Shares are being offered and sold by the Company pursuant to the Shelf Registration Statement, and a related base prospectus and prospectus supplement (the “Prospectus Supplement”) thereunder.

The Warrants are being offered and sold by the Company in a transaction not involving a public offering under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder and, along with the shares of Common Stock underlying such Warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the unregistered Warrants and the underlying shares of Common Stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

A holder (together with its affiliates) of the Warrants, may not exercise any portion of the Warrants, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants, provided that such cashless exercise shall only be permitted if, at the time of such exercise, there is no effective registration statement registering the resale of shares of Common Stock underlying the Warrants.

The foregoing description of the terms and conditions of the Purchase Agreement and the Warrants do not purport to be complete and are each qualified in their entirety by the full text of the Purchase Agreement, and form of Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information included above in Item 1.01 relating to the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants is incorporated by reference into this Item 3.02 in its entirety. The Warrants described above are being offered and sold by the Company in a transaction not involving a public offering exclusively to accredited investors under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder and, along with the shares of Common Stock underlying such Warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the unregistered Warrants and the underlying shares of Common Stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Neither this Current Report on Form 8-K (“Current Report”) nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2024, the Company issued a press release announcing the pricing of the Offering described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company's filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

In connection with the filing of the Prospectus Supplement, the Company is filing a legal opinion of its counsel, Cooley LLP, regarding the validity of the Shares being issued in the Registered Direct Offering, a copy of which is attached as Exhibit 5.1 to this Current Report.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the completion of the Offering and use of proceeds therefrom. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering, the uncertain research and product development process, and other risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and in the Prospectus Supplement, filed with the SEC on October 28, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
1.1	Amendment to the Equity Distribution Agreement, dated as of October 24, 2024, between Senseonics Holdings, Inc. and Goldman Sachs & Co. LLC.
4.1	Form of Warrant.
5.1	Opinion of Cooley LLP.
10.1	Securities Purchase Agreement dated October 24, 2024 between Senseonics Holdings, Inc. and the purchasers party thereto.
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release of Senseonics Holdings, Inc. dated October 25, 2024.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2024	SENSEONICS HOLDINGS, INC.

	By:	/s/ Rick Sullivan
	Name:	Rick Sullivan
	Title:	Chief Financial Officer